Exhibit 99.1

Tidewater Announces Promotion of Craig J. Demarest to Vice President

NEW ORLEANS, June 4, 2007 – Tidewater Inc. (NYSE: TDW) recently announced the promotion of Craig J. Demarest to Vice President. The promotion was effective as of May 31, 2007.

Mr. Demarest joined Tidewater in May 2004 as Corporate Controller and was promoted to the Officer position of Controller in April 2005. He will maintain his Controller title, where he is responsible for the day-to-day accounting activities as well as coordinating and reviewing the monthly, quarterly and annual consolidated financial statements of the Company. Prior to joining Tidewater, Mr. Demarest spent 17 years with KPMG where he last served as an audit partner and was responsible for the audits of a wide variety of clients, both publicly held and privately owned, primarily in the energy service, marine transportation and outdoor advertising industries.

Tidewater Inc. owns 463 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett (504) 566-4506

1